Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$501,834
Unrealized Gain (Loss) on Market Value of Futures	(653,965)
Dividend Income	4,695
Interest Income	26,507
ETF Transaction Fees	350
Total Income (Loss)	$(120,579)

Expenses
General Partner Management Fees	$59,809
Professional Fees	5,210
Brokerage Commissions	346
Non-interested Directors' Fees and Expenses	610
Prepaid Insurance Expense	295
NYMEX License Fee	1,495
Total Expenses	$67,765
Net Income (Loss)	$(188,344)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$122,002,055
Withdrawals (50,000 Shares)	(965,549)
Net Income (Loss)	(188,344)

Net Asset Value End of Month	$120,848,162
Net Asset Value Per Share (6,250,000 Shares)	$19.34

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612